UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/25/2011

Sypris Solutions, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-24020

DE	61-1321992
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

101 Bullitt Lane, Suite 450, Louisville, KY 40222
(Address of principal executive offices, including zip code)

502-329-2000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 25, 2011, the Board of Directors of Sypris Solutions, Inc., a Delaware corporation (the "Company"), approved certain amendments to the Company's Amended and Restated Bylaws as follows:

Article II, Section 4, Article II, Section 8, Article III, Section 5 and Article III, Section 6 have been amended to reflect the increasing use of electronic communications, notices and consents. New Article II, Section 6 addresses the use of inspectors of elections at the stockholders meetings and sets forth the procedures for appointing inspectors and counting votes, while prohibiting any candidate for office at an election from serving as an inspector of such election.

New Article II, Section 11 governs when stockholder proposals or nominations of directors are properly brought before a shareholders meeting and requires notice to be delivered not later than 10 days after the public announcement of the meeting date or, if earlier, the date on which notice of the meeting was mailed. Notices for nominations of directors, must include (1) the names, ages and addresses of the nominees, (2) the occupation or employment of each nominee, (3) the amount of the Company's capital stock owned by each nominee, (4) all information required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934 (the "Exchange Act"), and (5) each nominee's consent to be nominated and to serve.

With respect to any other proposal, the notice must include a brief description of the business to be addressed and all information required to be disclosed in solicitations of proxies for the proposal pursuant to Regulation 14A under the Exchange Act. Additionally, all notices must include (1) certain identifying information of the proposing stockholder of record and of the beneficial owner, if any, (2) a description of any agreement or other arrangement among the proposing stockholder, the beneficial owner or any others with respect to the nomination of directors, (3) a description of any hedging or swap arrangements entered into by, or on behalf of, the proposing stockholder, beneficial owner or certain associates, and (4) representations that the proposing stockholder: a) is entitled to vote at the meeting; b) intends to vote at the meeting; and c) does or does not intend to solicit sufficient stockholders' votes to approve any proposed nominations.

Article IV, Section 11, has been added to expressly permit the Board of Directors or the President to delegate an officer's duties to another officer in certain circumstances, such as the officer's absence. Article IX has been amended to require the affirmative vote of at least 80% of the outstanding shares of capital stock entitled to vote, in order to amend or repeal any bylaw provision.

The foregoing description of the amendments is qualified in its entirety by reference to the Amended and Restated Bylaws which were filed as Exhibit 3.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Stockholder Proposals for the 2012 Annual Meeting

Under the Corporation's Amended and Restated Bylaws, the new deadline for submission of stockholder proposals or stockholder nominees for the Board of Directors at the Corporation's 2012 Annual Meeting is no later than 10 days after publication of the date of the meeting or, if earlier, the date on which notice of the meeting is first mailed to stockholders.

As previously disclosed in the Corporation's proxy statement for the Corporation's 2011 annual meeting of stockholders, the deadline for submission of stockholder proposals for inclusion in the Corporation's proxy statement and form of proxy for the Corporation's 2012 annual meeting is no later than December 8, 2011.

Item 9.01.    Financial Statements and Exhibits

(d)                Exhibits
3.1         Amended and Restated Bylaws of Sypris Solutions, Inc., including all amendments through October 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sypris Solutions, Inc.

Date: October 31, 2011	By:	/s/ John R. McGeeney
John R. McGeeney
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.(ii).1	Amended and Restated Bylaws